UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Deer Park Drive, Suite K-1 Monmouth Junction, NJ	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Advaxis, Inc. (the “Company”) convened its Special Meeting of Stockholders (the “Special Meeting”) on March 31, 2022. The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on February 28, 2022 (the “Definitive Proxy Statement”).

At the close of business on February 25, 2022, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 145,638,459 shares of the Company’s Common Stock and 1,000,000 shares of the Company’s Series D convertible preferred stock (the “Preferred Stock”) outstanding and entitled to vote at the Special Meeting. The holders of 87,984,022 shares of the Company’s Common Stock (including 20,000,000 shares of the Preferred Stock, on an as-converted-to-Common-Stock basis) were represented virtually or by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the Company’s stockholders approved Proposal No. 1 – Reverse Stock Split Proposal. The final voting results for Proposal No. 1, as described in the Definitive Proxy Statement, are set forth below. Because Proposal No. 1 was approved by the requisite vote of the Company’s stockholders, Proposal No. 2 – the Adjournment Proposal, was not presented at the Special Meeting.

Holders of the Common Stock and the Preferred Stock voted together as a single class with respect to Proposal No. 1. Each share of Preferred Stock had 30,000 votes with respect to Proposal No. 1, approval of which required the affirmative vote of the holders of a majority of the outstanding voting power of the Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class. Votes of the shares of Preferred Stock were, in accordance with the terms of the Preferred Stock, automatically voted on Proposal No. 1 in a manner that “mirrored” the proportions on which the shares of Common Stock voted on Proposal No. 1 were so voted.

Proposal No. 1 – Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined by the Board of Directors within a range of one-for-twenty to one-for-eighty (or any number in between), without reducing the authorized number of shares of the Common Stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders, was as follows:

For	Against	Abstain
19,699,620,440	10,199,955,682	168,407,900

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2022	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer